Exhibit 99.1

RMG NETWORKS NAMES ROBERT MICHELSON CEO

DALLAS, TX – December 12, 2014 -- RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced that its board of directors has removed the interim designation from Robert Michelson’s title, naming him the Company’s President and Chief Executive Officer, effective immediately.

Mr. Michelson, 58, was named as interim president and CEO on July 24, 2014, bringing more than 35 years of relevant industry experience to RMG Networks. Previously, Mr. Michelson held senior management roles with leading technology and technology services companies including Share Rocket, Goliath Solutions and IXL. As an operating partner at Sterling Partners, he served as lead director helping companies enhance their operational effectiveness and realize their full potential.

Executive Chairman Gregory H. Sachs commented, "The board is encouraged by the progress RMG Networks has made in the four and a half months since Bob joined the Company, and we believe the Company is well positioned for success. Under his leadership, RMG Networks has built on its leadership position, reinvigorated product development efforts and enhanced the sales efficiency. We are encouraged that Bob has committed to the Company for the long haul, and we are excited to move forward to reap the benefits from the initiatives he has put in place.”

"In the short time I have been with RMG Networks, I have come to appreciate the many opportunities in front of us, and I am excited to work with the talented team here to unlock shareholder value,” Mr. Michelson commented. "Together, we will aggressively pursue opportunities for growth and profitability, instilling discipline throughout our sales organization and expanding our position as a technological leader in the industry.”

Robert Michelson Biography

Robert Michelson has over 24 years of senior leadership experience in technology-driven business-to-business companies. Since April 2014, Mr. Michelson was president of Share Rocket, a company that provides social media ratings globally. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a $5 billion private equity firm, overseeing portfolio companies in the technology services, business services and education sectors. Prior to Sterling Partners, Mr. Michelson was CEO of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior leadership roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better run their business. The company also connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, China, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company’s ability to raise additional capital on satisfactory terms, or at all; the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company’s securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations

Brett Maas

646-536-7331

ir@rmgnetworks.com